UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2014, CNL Growth Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at its principal offices in Orlando, Florida. Of the 19,522,986 shares of the Company’s common stock that were issued and outstanding as of the record date and entitled to vote at the Annual Meeting, a total of 10,347,433 shares (approximately 53%) were present in person or represented by proxy at the Annual Meeting constituting a quorum for the transaction of business.

At the Annual Meeting, the stockholders (i) elected all three of the nominees, as listed below, to serve on the board of directors of the Company until the 2015 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified, and (ii) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014. The vote necessary for the election of directors under the Company’s charter is a majority of the votes actually cast, and accordingly, broker non-votes have no effect on the election of directors.

The voting results, in detail, are as follows:

I:	The election of all three nominees for director, each to serve for a term expiring at the 2015 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified:

Director Nominees:	For	Withheld	Broker Non-Votes
James M. Seneff, Jr.	3,578,694	116,878	6,651,861
Stephen P. Elker	3,588,703	106,869	6,651,861
Mary Lou Fiala	3,584,368	111,204	6,651,861

II:	The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstained
10,209,860	33,832	103,741

No other business was transacted at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be executed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2014		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall
Senior Vice President of Operations